                                                                    EXHIBIT 99.2




                      COMPARABLE SECONDARY TRADING LEVELS
---------------------------------------------------------------------------------------------------------------------------------
  ISSUER      RATINGS  TRANCHE SIZE (MM)    COUPON     MATURITY     DESCRIPTION     BID QUOTE     REFERENCE            NOTE
---------------------------------------------------------------------------------------------------------------------------------
Ford Credit    A1/A+        1250.0          6.500%       02/02     Global Notes         72        2 year UST    As of  9:40 8 Mar
Ford Credit    A1/A+        1200.0          7.250%       01/03         Notes            85        5.5% 1/03     As of  9:40 8 Mar
Ford Credit    A1/A+        4000.0          6.700%       07/04        GlobLS            99        5 year UST    As of  9:40 8 Mar

Source: J.P. Morgan Securities Inc.



The information provided is not a recommendation or endorsement by J.P. Morgan. It is provided solely for the information and use of investors who are expected to make their own investment decisions. The information provided has been obtained from sources believed to be reliable, but J.P. Morgan makes no representation as to its accuracy or completeness. J.P. Morgan makes no express or implied warranties relating to the information, including but not limited to warranties of merchantability of fitness for a particular purpose, or as to any results to be obtained by investors from the use of the information or information derived therefrom. J.P. Morgan does not guarantee the sequence, timeliness, accuracy or completeness of the information; nor shall J.P. Morgan be liable in any way for any delays, inaccuracies, errors in, or omissions of, any information, data or message or in the transmission, non-performance or interruption thereof, or for any direct or consequential damages arising therefrom or occasioned thereby, whether or not resulting from negligence on J.P. Morgan's part.


                      COMPARABLE SECONDARY TRADING LEVELS
---------------------------------------------------------------------------------------------------------------------------------
  ISSUER      RATINGS  TRANCHE SIZE (MM)    COUPON     MATURITY     DESCRIPTION     BID QUOTE     REFERENCE            NOTE
---------------------------------------------------------------------------------------------------------------------------------
Ford Credit    A1/A+        1250.0          6.500%       02/02     Global Notes         74        2 year UST    As of 12:26 8 Mar
Ford Credit    A1/A+        1200.0          7.250%       01/03         Notes            84        5.5% 1/03     As of 12:26 8 Mar
Ford Credit    A1/A+        4000.0          6.700%       07/04        GlobLS            99        5 year UST    As of 12:26 8 Mar

Source: Credit Suisse First Boston Corporation



The information provided is not a recommendation or endorsement by Credit Suisse First Boston Corporation ("CSFB"). It is provided solely for the information and use of investors who are expected to make their own investment decisions. The information provided has been obtained from sources believed to be reliable, but CSFB makes no representation as to its accuracy or completeness. CSFB makes no express or implied warranties relating to the information, including but not limited to warranties of merchantability of fitness for a particular purpose, or as to any results to be obtained by investors from the use of the information or information derived therefrom. CSFB does not guarantee the sequence, timeliness, accuracy or completeness of the information; nor shall CSFB be liable in any way for any delays, inaccuracies, errors in, or omissions of, any information, data or message or in the transmission, non-performance or interruption thereof, or for any direct or consequential damages arising therefrom or occasioned thereby, whether or not resulting from negligence on CSFB's part or from any cause beyond CSFB's control.